Table of Contents
Exhibit 10.6

AGREEMENT FOR PURCHASE OF
LEASEHOLD INTERESTS IN MCKENZIE AND WILLIAMS COUNTIES, NORTH DAKOTA

This Agreement for Purchase of Leasehold Interests in McKenzie and Williams Counties, North Dakota (hereinafter referred to as the “Agreement”) is made and entered into effective as of the 15th day of December, 2011, (“Effective Date”) by and between BRIGHAM OIL & GAS, L.P., a Delaware limited liability company, whose address is 6300 Bridge Point Parkway, Building 2, Suite 500, Austin, Texas 78730 (hereinafter referred to as “Brigham”) and ENERGY ONE LLC , a Wyoming limited liability company, whose address is 877 N. 8th W., Riverton, Wyoming, 82501 (hereinafter referred to as “Energy One”) (Brigham and Energy One are sometimes individually referred to herein as a "Party" and collectively referred to herein as the "Parties").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Drilling Participation Agreement (15 Well Program), dated August 24, 2009, by and between Brigham and U.S. Energy Corp., who assigned to Energy One  (being hereinafter referred to as the “Drilling Participation Agreement”), Energy One has acquired interests in the oil, gas and other mineral leases described in Exhibit A hereto (Energy One’s interest in the oil and gas leases described in Exhibit A being hereinafter referred to as the “Subject Leasehold”); and

WHEREAS, pursuant to the terms of the Drilling Participation Agreement, the assignments of interests from Brigham to Energy One and the corresponding joint operating agreements (“JOA”) the wells described in Exhibit B hereto (the “Existing Wells”) have been drilled or are in the process of being drilled; and

WHEREAS, Energy One has agreed to assign to Brigham an undivided seventy-five percent (75%)  interest in the Subject Leasehold, save and except Energy One’s interest in the Existing Wells,  pursuant to the terms, provisions and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I.
ASSIGNMENT

Section 1.1.                      Assignment of Conveyed Interests.  Concurrent with the execution of this Agreement, Energy One agrees to convey to Brigham an undivided seventy five percent (75%) interest in the Subject Leasehold, less and except Energy One’s interest in the Existing Wells as described in Section 1.2 below, (hereinafter referred to as the “Conveyed Interests”) utilizing the form of assignment attached hereto as Exhibit C (the “Assignment”).  A separate Assignment shall be executed and delivered for the properties located in each of McKenzie and Williams Counties, North Dakota.

Section 1.2.                      Reservation of Interest in Existing Wells.  The Parties recognize and agree that Energy One is reserving all of its interest in the Existing Wells, being its existing interest in the well bore, equipment and fixtures of each Existing Well and its right to the production that is obtained from each such Existing Well (including any re-working or re-drill) from the Subject Leasehold (being hereinafter referred to as “Energy One’s Existing Well Interests”).  Energy One’s Existing Well Interests and its retained twenty-five percent (25%) interest in the Subject Leasehold shall continue to be subject to the terms and conditions of the Drilling Participation Agreement, as modified by this Agreement.

ARTICLE II.
CONSIDERATION FOR ASSIGNMENT OF CONVEYED INTERESTS

Section 2.1.                      Consideration for Assignment of Conveyed Interests.  Immediately upon the execution of this Agreement and Energy One’s execution and delivery of the Assignment in

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recordable form, Brigham shall pay Energy One by wire transfer thirteen million six hundred ninety-five thousand eight hundred dollars ($13,695,800.00) for the Conveyed Interests.

ARTICLE III.
FUTURE OPERATIONS

Section 3.1.                      Drilling Proposals.  During the calendar years 2012 and 2013 Energy One shall not have the right to propose the drilling, re-drill, or re-working of any wells located within the lands covered by the Subject Leasehold or pooled therewith.

Section 3.2.                      Permitting Support.  Energy One shall support all of Brigham’s permitting and other regulatory requests related to the Subject Leasehold and agrees to execute any documentation needed by Brigham to support its permitting and other operations on the lands that are covered by the Subject Leasehold.

Section 3.3.                      Drilling Commitment.  During each of calendar year 2012 and 2013 Brigham agrees to commence or cause to be commenced, drilling operations for at least three wells within pooled units that include Subject Leasehold.

ARTICLE IV.
RELEASE OF LIENS

Section 4.1.                      Energy One Release of Lines.  As soon as possible following the execution of this Agreement, but in any event within fifteen days of the execution of this Agreement, Energy One shall cause all of the mortgages and liens burdening the Conveyed Interests to be properly released of record in the appropriate County records.

Section 4.2.                      Failure to Obtain Release.  Should Energy One fail to cause all of the liens burdening the Conveyed Interests to be released within fifteen days of the execution of this Agreement as provided in Section 4.1 above, at Brigham’s election, (a) the consideration paid by Brigham to Energy One in Accordance with Article II shall be immediately reimbursed to Brigham by wire transfer to the account designated by Brigham, (b) Brigham will release the Assignment executed pursuant to Article I hereof and (c) this Agreement shall be null and void from its inception.

ARTICLE V.
MISCELLANEOUS

Section 5.1.                      Assignments.  Any Party hereto may assign all or any part of its interest under the terms of this Agreement.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.  The conveyance or assignment instrument vesting such assignee with all or part of such interests in this Agreement or the Subject Leasehold shall provide that the assignment or conveyance is made subject to the terms and conditions contained in this Agreement.

Section 5.2.                      Notices.  All notices and other communications required or permitted under this Agreement shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, facsimile, email or delivery service, to the addresses set forth opposite the signatures of the Parties below, and shall be considered delivered upon the date of receipt.  Each Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to other Parties, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address.  Email communications shall not be considered sufficient notice under this Agreement.

Section 5.3.                      Merger.  This Agreement supersedes any and all prior and existing agreements, whether oral or in writing, between the Parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to the

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subject matter hereof.  However, except as modified by this Agreement, the Drilling Participation Agreement shall continue in full force and effect in accordance with its own terms.

Section 5.4.                      Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be binding upon the signing Party or Parties thereto as fully as if all Parties had executed one instrument and all of such counterparts shall constitute one and the same instrument.  If counterparts of this Agreement are executed, the signatures of the Parties, as affixed hereto, may be combined in and treated and given effect for all purposes as a single instrument.  The Parties agree that each will accept signatures to this Agreement and the Assignment attached as Exhibit C transmitted by facsimile, provided that each Party promptly thereafter provides the other with copies of such documents bearing its original signature.

Section 5.5.                      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT THAT, TO THE EXTENT THAT THE LAW OF NORTH DAKOTA, WHERE THE SUBJECT LEASEHOLD IS LOCATED, NECESSARILY GOVERNS, THE LAW OF NORTH DAKOTA SHALL APPLY.  JURISDICTION AND VENUE SHALL BE IN THE COUNTY WHERE THE AFFECTED SUBJECT LEASEHOLD IS LOCATED IN NORTH DAKOTA.

IN WITNESS WHEREOF this Agreement is executed by the Parties on the dates set forth opposite their respective signatures below but is effective for all purposes as of the date first set forth above.

Address:	ENERGY ONE LLC
877 N. 8th W.
Riverton, WY 82501
Fax: (307) 857-3050
Phone: (307) 856-9271
Email: mark@usnrg.com

Dated: 12/14/11	By:	/s/ Mark J. Larsen
Name Printed: Mark J. Larsen
Its: President

Address:	BRIGHAM OIL & GAS, L.P.
6300 Bridge Point Pkwy.		by Brigham, Inc.
Bldg.2, Suite 500		its General Partner
Austin, Texas 78730
(512) 427-3300
Fax: (512) 427-3400
Email: llangford@bexp3d.com

Dated: 12-14-11	By:	/s/ A. Lance Langford
A. Lance Langford
Its: Executive Vice President – Operations

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The following is a list of exhibits and annexes to the Agreement for Purchase of Leasehold Interests in McKenzie and Williams Counties, North Dakota that were omitted from Exhibit10.6 pursuant to the provisions of Item 601(b)(2) of Regulation S-K.  U.S. Energy Corp. agrees to furnish supplementally a copy of any omitted exhibit or annex to the Securities and Exchange Commission upon request.

1.           Exhibit A                      Description of the Subject Leasehold
2.           Exhibit B                      Existing Wells
3.           Exhibit C                      Form of Assignment